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                                                                      Exhibit 11
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 49 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 9, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Reports to Shareholders of the 30 portfolios comprising UAM Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Reports" in the Prospectuses and under the heading "Financial Statements" in the Statements of Additional Information.

Price Waterhouse LLP
Boston, Massachusetts
August 4, 1997